MOODY NATIONAL REIT II, INC. 8-K

EXHIBIT 10.6

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

After Recording Return To:
Greer, Herz & Adams, L.L.P.

2525 South Shore Blvd., Suite 203

League City, Texas 77573
Attn: Meredith Bates

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of April 29, 2019, by and among RI II MC-HOU, LLC, a Delaware limited liability company (“Original Maker”); MOODY NATIONAL KIRBY-HOUSTON HOLDING, LLC, a Delaware limited liability company (“New Maker”); BRETT C. MOODY, an individual (“Guarantor” and together with Original Maker, New Maker, and the Master Tenant (as defined herein), collectively, the “Loan Parties”); and AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (“Noteholder”).

RECITALS:

A.	Original Maker has executed and delivered to Noteholder:

(i)	a Promissory Note (as amended, modified, restated or supplemented from time to time, the “Note”) dated September 13, 2017, payable to the order of Noteholder in the original principal amount of $29,100,000.00, with interest and principal payable as therein provided, evidencing a loan described therein (the “Loan”);

(ii)	a Deed of Trust, Security Agreement and Financing Statement (as amended, modified, restated or supplemented from time to time, the “Deed of Trust”) dated of even date with the Note, to Darryl H. Levy, as trustee for the benefit of Noteholder, securing payment of the Note, covering certain real property and the improvement, fixtures and personal property more particularly described therein (the “Property”), recorded as Clerk’s File No. 2017-405008 in the Official Public Records of Real Property of Harris County, Texas (the “Records”);

(iii)	an Absolute Assignment of Leases and Rents (as amended, modified, restated or supplemented from time to time, the “Assignment”) dated of even date with the Note, to Noteholder, securing payment of the Note, recorded as Clerk’s File No. 2017-405009 in the Records; and

(iv)	a Certificate and Indemnity Regarding Hazardous Substances (as amended, modified, restated or supplemented from time to time, the “Environmental Indemnity”) dated of even date with the Note, to Noteholder.

B.	Original Maker and Noteholder also entered into a Construction Loan Agreement of even date with the Note (the “Loan Agreement”).

C.	Reference is made to the Note, the Deed of Trust, the Assignment, the Environmental Indemnity, and the Loan Agreement for all purposes. The Note, the Deed of Trust, the Assignment, the Environmental Indemnity, the Loan Agreement and the Guaranty (as defined below) and all other documents executed by Original Maker, Guarantor and/or any other party evidencing or securing or otherwise in connection with the loan evidenced by the Note, including without limitation the Subordination and Attornment Agreement and the Master Tenant Security Agreement (each, as defined herein) as amended, modified, restated or supplemented from time to time, are collectively called the “Loan Documents.”

D.	Guarantor has executed and delivered to Noteholder (collectively, the “Guaranty”):

(i)	an Absolute, Unconditional Completion Guaranty of even date with the Note;

(ii)	an Absolute, Unconditional Payment Guaranty of even date with the Note and;

(iii)	a Guaranty Regarding Taxes and Tax Liens of even date with the Note.

E.	The Note is due and payable on October 1, 2024.

F.	Original Maker is transferring Original Maker’s interest in and to the Property and the other property described in the Deed of Trust to New Maker (the “Transaction”).

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing facts and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Maker, New Maker, Guarantor and Noteholder hereby agree as follows:

1.            Recitals. The foregoing recitals are true and correct and are incorporated by reference herein.

2.            The Transaction. Noteholder hereby acknowledges that the Transaction is permitted under the terms of the Deed of Trust and does not constitute an Event of Default under any Loan Document.

3.            Assumption of the Loan. New Maker unconditionally assumes all the duties, obligations, covenants, agreements, and liabilities of Original Maker under the Note and the other Loan Documents. In connection therewith, without limiting the generality of the foregoing, New Maker agrees to pay the Note at the time, in the manner and in all other respects as therein provided, to perform all of the duties, covenants and obligations provided in the Note and the other Loan Documents to be performed by Original Maker thereunder at the time, in the manner, and in all other respects as therein provided, and to be bound by all the terms of the Note and the other Loan Documents as fully and to the same extent as if the Note and the other Loan Documents were originally made, executed and delivered to Noteholder by New Maker. Accordingly, the Note and the other Loan Documents shall include New Maker as an obligor thereunder including, without limitation, the inclusion of New Maker as “Maker” under each Loan Document.

4.            Release of Original Maker. Upon execution of this Agreement by Noteholder, Noteholder hereby releases Original Maker from any and all liabilities or obligations relating to, or arising under, the Note and the other Loan Documents.

5.            Loan Balance. The Loan Parties and Noteholder acknowledge and agree that the outstanding principal balance of the Note, as of the date of this Agreement, is $28,179,698.36, with interest paid up to and including March 31, 2019.

6.            Conditions to Effectiveness. This Agreement shall not be effective until Noteholder shall have received each of the following, in form and substance satisfactory to Noteholder:

(a)         signed, notarized counterparts of this Agreement from all of the Loan Parties party hereto, in proper form for recording in the Records;

(b)        signed copies of the Hotel Lease Agreement (“Master Lease”) between New Maker, as landlord, and Moody National Kirby-Houston MT, LLC, a Delaware limited liability company (“Master Tenant”), as tenant, with respect to the Property, together with signed, notarized counterparts of a memorandum thereof, in proper form for recording in the Records, in each case, in form and substance reasonably acceptable to Noteholder;

(c)        signed counterparts of a Master Lease Subordination and Attornment Agreement between Noteholder and Master Tenant (“Subordination and Attornment Agreement”), together with signed, notarized counterparts of a memorandum thereof, in proper form for recording in the Records, in each case, in form and substance reasonably acceptable to Noteholder;

(d)        a signed, notarized counterpart of an Assignment of Leases and Rents and Security Agreement (“Master Tenant Security Agreement”) executed by Master Tenant, in proper form for recording in the Records, in form and substance reasonably acceptable to Noteholder;

(e)        a no oral agreements letter signed by the Loan Parties and Noteholder;

(f)         a Closing Certificate signed by New Maker; and

(g)        an Acknowledgment of Non-Representation by Noteholder Counsel signed by the Loan Parties.

7.             Modifications to Loan Documents. Effective as of the effectiveness of this Agreement pursuant to Section 6: (a)

k           Master Lease Documents. Notwithstanding any provision of the Deed of Trust, the Assignment, or any other Loan Agreement to the contrary:

(i)       New Maker acknowledges and agrees that the assignments of leases and rents included in each of the Deed of Trust and Assignment include all rights, benefits, privileges, and interests of New Maker in each of the Master Lease and the Master Tenant Security Agreement (collectively, the “Master Lease Documents”), and all modifications, extensions, renewals, and replacements of the Master Lease Documents, and all remedies, privileges and security interests granted to New Maker under the Master Lease Documents, and all deposits, credits, options, privileges, and rights of New Maker under the Master Lease Documents, together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of New Maker therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

PROVIDED, HOWEVER, FOR THE AVOIDANCE OF DOUBT, THAT, for so long as the Master Lease (or any replacement Master Lease entered into in accordance with the Loan Documents) is in effect, (A) New Maker’s interests in the Rents shall be limited to payments of rent due under the Master Lease (together with the assignment by New Maker to Lender, as set forth in the preceding subparagraph (ii), of New Maker’s interest in the assignment and conveyance of the Rents (as such term is defined in the Master Tenant Security Agreement) by Master Tenant to New Malcer pursuant to the Master Tenant Security Agreement), and (B) references in the Loan Documents to New Maker’s interest in the Leases shall be deemed references to the Master Lease; and

(ii)       The assignment of condemnation awards set forth in Section III(B) of the Deed of Trust shall be deemed to refer to (A) condemnation awards received by New Maker in respect of New Maker’s interest in the Property, and (B) New Maker’s interest in any condemnation awards received by Master Tenant in respect of Master Tenant’s leasehold interest in the Property.

(b)           Definition of “Permitted Transfers.” Notwithstanding any provision of the Deed of Trust, the Assignment, or any other Loan Agreement to the contrary, New Maker’s lease of the Property to Master Tenant pursuant to the Master Lease shall constitute a “Permitted Transfer.”

(c)           Separateness Covenants.

(i)       Section VI.O(c)(viii) of the Deed of Trust is hereby amended and restated to read in its entirety as follows:

(viii)       not enter into any transaction with affiliates except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; provided that neither the Master Lease Documents nor the management agreement entered into between Master Tenant and Moody National Hospitality, LLC, nor capital contributions and distributions permitted under the terms of New Maker’s organizational documents shall be deemed to violate this provision;

(ii)       Section VI.O(c)(x) of the Deed of Trust is hereby amended and restated to read in its entirety as follows:

(x)          except for such commingling, if any, as may occur between the assets or funds of New Maker and Master Tenant pursuant to the operation of the Loan Documents, not commingle its assets or funds with those of any other person or entity;

(iii)       Section VI.O(c)(xiii) of the Deed of Trust is hereby amended and restated to read in its entirety as follows:

(xiii)       except for any guaranty required under the terms of any franchise agreement pursuant to which the Property is operated, not permit any affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents);

8.            Representations.

(a)        Original Maker represents and warrants to Noteholder that:

(i)         it is duly authorized to enter into this Agreement;

(ii)        Except as set forth on Schedule 1 hereto, the representations and warranties contained within the Loan Documents are true and correct as of the date hereof or, if relating to an earlier date, were true and correct when made;

(iii)       no condition or event has occurred and is continuing which after notice and/or the lapse of time would constitute an Event of Default under any Loan Document;

(iv)      it has voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Agreement and it is not relying on any representation, whether written or oral, express or implied, made by Noteholder other than as expressly set forth in this Agreement; and

(v)       on its own initiative, it has made proposals to the Noteholder the terms of which are reflected by this Agreement, and it has received actual and adequate consideration to enter into this Agreement.

(b)        New Maker represents and warrants to Noteholder that:

(i)         it is duly authorized to enter into this Agreement;

(ii)        the representations and warranties contained within the Loan Documents, as they relate to the Property, are true and correct as of the date hereof or, if relating to an earlier date, were true and correct when made;

(iii)       no condition or event has occurred and is continuing which after notice and/or the lapse of time would constitute an Event of Default under any Loan Document;

(iv)      it has voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Agreement and it is not relying on any representation, whether written or oral, express or implied, made by Noteholder other than as expressly set forth in this Agreement; and

(v)       on its own initiative, it has made proposals to the Noteholder the terms of which are reflected by this Agreement, and it has received actual and adequate consideration to enter into this Agreement.

(c)         Guarantor represents and warrants to Noteholder that:

(i)        Except as set forth on Schedule 1 hereto, the representations and warranties contained within the Loan Documents are true and correct as of the date hereof or, if relating to an earlier date, were true and correct when made;

(ii)       no condition or event has occurred and is continuing which after notice and/or the lapse of time would constitute an Event of Default under any Loan Document;

(iii)      it has voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Agreement and it is not relying on any representation, whether written or oral, express or implied, made by Noteholder other than as expressly set forth in this Agreement; and

(iv)     on its own initiative, it has made proposals to the Noteholder the terms of which are reflected by this Agreement, and it has received actual and adequate consideration to enter into this Agreement.

9.             Other Documents. The Loan Parties, upon request from Noteholder, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure payment of the loan evidenced by the Note.

10.           Title Insurance. New Maker, at its sole cost and expense, shall obtain and deliver to Noteholder a loan policy of title insurance, together with the endorsements required by Noteholder, insuring the priority of the Deed of Trust, as modified by this Agreement, in the form attached to this Agreement as Exhibit A.

11.           Loan Document. This Agreement is included within the definition of “Loan Documents” in the Loan Documents.

12.           Ratification. Except as specifically provided herein, the terms and provisions of the Loan Documents shall remain unchanged and shall remain in full force and effect. The Loan Documents as modified and amended by this Agreement are ratified and confirmed in all respects. All liens, security interests and assignments granted or created by or existing under the Loan Documents remain unchanged and continue, unabated, in full force and effect, to secure New Maker’s and Guarantor’s obligation to repay the loan evidenced by the Note. New Maker and Guarantor acknowledge that there are no offsets, claims or defenses to their respective obligations under the Loan Documents.

13.           Past Acceptance. Noteholder acknowledges that Noteholder and its agents in the past may have accepted, without exercising the remedies to which Noteholder was entitled, payments and performance by Original Malcer that constituted Events of Default under the Loan Documents. New Maker acknowledges that no such acceptance or grace granted by Noteholder or its agents in the past, or Noteholder’s agreement to the modifications evidenced by this Agreement, has in any manner diminished Noteholder’s right in the future to insist that New Maker strictly comply with the terms of the Loan Documents, as modified by the terms of this Agreement. Furthermore, New Maker specifically acknowledges that any future grace or forgiveness of Events of Default shall not constitute a waiver or diminishment of any right of Noteholder with respect to any future Event of Default of New Maker, whether or not similar to any Event of Default with respect to which Noteholder has in the past chosen, or may in the future choose, not to exercise all of the rights and remedies granted to it under the Loan Documents.

14.          No Modification. This Agreement, together with the Loan Documents being executed and delivered pursuant hereto and the existing Loan Documents, as modified pursuant hereto, supersedes and merges all prior and contemporaneous promises and agreements. No subsequent modification of this Agreement or any other Loan Document, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by Noteholder and New Maker, Guarantor and/or Master Tenant, as applicable. Noteholder and the Loan Parties further agree that this Agreement may not in any way be explained or supplemented by a prior, existing or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

15.          Waivers. New Maker acknowledges that the execution of this Agreement by Noteholder is not intended nor shall it be construed as (i) an actual or implied waiver of any Event of Default under the Loan Documents as modified hereby or (ii) an actual or implied waiver of any condition or obligation imposed upon New Maker pursuant to the Loan Documents, in either case except to the extent expressly set forth herein.

16.          Expenses. Contemporaneously with the execution and delivery hereof, the Loan Parties shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including, without limitation, title insurance policy charges, recording fees and fees and expenses of legal counsel to Noteholder.

17.          Release. The Loan Parties release, remise, acquit and forever discharge Noteholder, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Loan Documents, or any of the transactions associated therewith, or the Property, including specifically, but not limited to claims of usury, lack of consideration, fraudulent transfer and lender liability. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE AND/OR THE STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES.

18.          Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

19.          Severability. If any covenant, condition or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

20.          Time is of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

21.          Construction. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either party against the other.

22.          Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

23.          Successors. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

24.           Notice and Agreement. The Loan Parties and Noteholder take notice of and agree to the following:

(a)         PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY’S AUTHORIZED REPRESENTATIVE.

(b)         PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

(c)          THE LOAN DOCUMENTS AND THIS AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

25.          WAIVER OF JURY TRIAL. THE LOAN PARTIES AND NOTEHOLDER VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON TORT, CONTRACT OR OTHERWISE) BETWEEN OR AMONG ORIGINAL MAKER, NEW MAKER, GUARANTOR AND NOTEHOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE LOAN. THIS PROVISION IS A MATERIAL INDUCEMENT TO NOTEHOLDER TO ENTER THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

EXECUTED as of the date first set forth above.

ORIGINAL MAKER:

RI II MC-HOU, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name: Brett C. Moody
Title: President

STATE OF TEXAS

COUNTY OF HARRIS

The foregoing instrument was acknowledged before me on Apri1 24, 2019, by Brett C. Moody, as President of RI II MC-HOU, LLC, a Delaware limited liability company, on behalf of said limited liability company, for the purposes and consideration therein stated.

Notary Public in and for the State of Texas

Signature/Notary Page to Assignment and Assumption Agreement

NEW MAKER:

MOODY NATIONAL KIRBY-HOUSTON HOLDING, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name: Brett C. Moody
Title: President

STATE OF TEXAS

COUNTY OF HARRIS

The foregoing instrument was acknowledged before me on April 24, 2019, by Brett C. Moody, as President of MOODY NATIONAL KIRBY-HOUSTON HOLDING, LLC, a Delaware limited liability company, on behalf of said limited liability company, for the purposes and consideration therein stated.

Notary Public in and for the State of Texas

Signature/Notary Page to Assignment and Assumption Agreement

GUARANTOR:

/s/ Brett C. Moody

BRETT C. MOODY, an individual

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on April ____, 2019, by BRETT C. MOODY, an individual, for the purposes and consideration therein stated.

Signature/Notary Page to Assignment and Assumption Agreement

NOTEHOLDER:

AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company

By:	/s/ Robert J. Kirchner
Name: Robert J. Kirchner
Title: Vice President

STATE OF TEXAS

COUNTY OF HARRIS

The foregoing instrument was acknowledged before me on April 18, 2019, by Robert J. Kirchner, as Vice President of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company, on behalf of said limited liability company, for the purposes and consideration therein stated.

Notary Public in and for the State of Texas

Signature/Notary Page to Assignment and Assumption Agreement

EXHIBIT A

Form of Loan Policy of Title Insurance

Exhibit A to Assignment and Assumption Agreement

SCHEDULE 1

Schedule of Exceptions to Representations and Warranties

Deed of Trust:

1.	Section F(2): In addition to the Persons initially identified as the members of 4MCH, LLC, the Elijah B. Moody Trust and the Peter L. Moody Trust are also members of 4MCH, LLC.

Schedule I to Assignment and Assumption Agreement